UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2009 (November 13, 2009)

TECHTARGET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Needham, MA 02494

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 657-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 13, 2009, TechTarget, Inc. (the “Company”) received a Nasdaq Staff Deficiency letter indicating that it is not in compliance with the filing requirement under Nasdaq Marketplace Rule 5250(c)(1) due to its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009.  The Company currently anticipates making all necessary filings to become current in its reporting obligations as soon as practicable. Pursuant to Nasdaq rules, the Company has until January 12, 2010 to submit a plan to the Nasdaq staff to regain compliance with Nasdaq’s filing requirement. The Company will endeavor to become current in its reporting obligations prior to such date, and intends to submit a compliance plan to Nasdaq if it is unable do so. Following any such submission, Nasdaq may provide the Company with up to 180 days from the due date of the initial delinquent filing (until May 10, 2010) to regain compliance. On November 19, 2009 the Company issued a press release announcing the receipt of the Nasdaq Staff Deficiency letter.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

99.1         Press Release issued by the Company on November 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTARGET, INC.

Date: November 19, 2009	By:	/s/ ERIC SOCKOL
Eric Sockol
Treasurer and Chief Financial Officer